UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2010, Dollar Financial Corp. ("Dollar") and its wholly owned subsidiary, Dollar Financial U.K. Limited (the "Company"), entered into a share purchase agreement (the "Purchase Agreement") with CCRT International Holdings B.V. (the "Seller") and CompuCredit Holdings Corporation, pursuant to which the Company has agreed to purchase from Seller (the "Acquisition") all of the outstanding capital stock of Purpose UK Holdings Limited ("Purpose UK"). Purpose provides online payday loans through both internet and telephony-based technologies in the United Kingdom under the brand name PaydayUK.

The purchase price payable by the Company in the Acquisition is US$195.0 million, as adjusted to reflect the working capital of Purpose and its subsidiaries as of the closing date. The consummation of the Acquisition is subject to the review and approval of the transaction by the Office of Fair Trading in the United Kingdom, the procurement by Dollar and its subsidiaries of sufficient financing on terms acceptable to Dollar to pay the purchase price for the Acquisition, and the satisfaction of other customary closing conditions. The Company expects to complete the Acquisition in approximately 90 days; however, there is no assurance that the Acquisition will be consummated at that time or thereafter. The Purchase Agreement may be terminated by the Company or the Seller at any time after April 14, 2011 if the closing conditions have not been satisfied by such date.

The Purchase Agreement includes customary non-competition and confidentiality obligations. The Purchase Agreement also contains customary representations and warranties, covenants and indemnification provisions.

Neither the Company nor any of its subsidiaries or respective affiliates has any material relationship with the Seller or any of its affiliates other than in respect of the Purchase Agreement and the other ancillary agreements entered into in connection with the Acquisition.

A copy of the press release issued by Dollar announcing the Acquisition is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of Dollar Financial Corp. issued on December 31, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

January 6, 2011	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance and Corporate Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Dollar Financial Corp. issued on December 31, 2010